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                                  EXHIBIT 10.2

                     Certificate to Set Forth Designations,
                    Voting Powers, Preferences, Limitations,
                      Restrictions, and Relative Rights of
                      Series B Convertible Preferred Stock

              (Under Section 78.195 of the General Corporation Law
                             of the State of Nevada)

         It is hereby certified that:

         I. The name of the corporation is SCORE ONE, INC. (the "Corporation").

         II. Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions and relative rights of shares of Series B Convertible Preferred Stock hereinafter designated, as contained in a resolution of the Board of Directors of the Corporation, pursuant to a provision of the Articles of Incorporation of the Corporation permitting the issuance of said Series B Convertible Preferred Stock by resolution of the Board of Directors:

             1. Designation; Number of Shares.

             The designation of said series of Preferred Stock shall be Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 57,000. Each share of Series B Preferred Stock shall have a stated value equal to $300.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares)(the "Stated Value").

             2. Dividends.

             (a) Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends on each share of Series B Preferred Stock ("Series B Dividends") on the following terms:

                  (i) Series B Dividends shall be paid as, if and when declared by the Board, out of funds legally available for that purpose;

                  (ii) Series B Dividends shall be paid prior and in preference to the declaration or payment of any dividends on the Common Stock or the Series A Convertible Preferred Stock, other than dividends payable in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock;

             (b) No dividends shall be declared or paid upon the Common Stock, the Series A Preferred Stock or other securities ranking junior to the Series B Preferred Stock


                                 Exhibit 10.2
                                     - 1 -



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(collectively "Junior Stock") unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series B Preferred Stock.

                  3. Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series B Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock, the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution on an as converted basis. If the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series B Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of Junior Stock, ratably among the holders of the Series B Preferred Stock.

                  (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3. Holders of the Series B Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding-up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3.

                  4. Conversion into Common Stock. Shares of Series B Preferred Stock shall have the following conversion rights and obligations:

                  (a) Subject to the further provisions of this paragraph 4, each holder of shares of Series B Preferred Stock shall have the right, from time to time commencing on and after April 30, 2003 (the "Conversion Commencement Date"), to convert some or all such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in subparagraph 4(l) below) on the basis of one thousand (1,000) shares of Common Stock for one share of Series B Preferred.

                  (b) The holder of any certificate for shares of Series B Preferred Stock desiring to convert any of such shares shall surrender such certificate, at the principal office of any transfer agent for said stock (the "Transfer Agent"), with a written notice of such election to convert (if such conversion is voluntary) such shares into Common Stock duly filled out and executed, and if necessary under the circumstances of such conversion, with such certificate properly endorsed for, or accompanied by duly executed instruments of, transfer (and such other transfer papers as said Transfer Agent may reasonably require). The holder of the shares so surrendered for conversion shall be entitled to receive within five (5) business days of the Notice of Conversion (except as otherwise provided herein) a certificate or certificates, which shall be


                                  Exhibit 10.2
                                     - 2 -


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expressed to be fully paid and non-assessable, for the number of shares of
Common Stock to which such stockholder shall be entitled upon such conversion, registered in the name of such holder or in such other name or names as such stockholder in writing may specify. In the case of any Series B Preferred Stock which is converted in part only, the holder of shares of Series B Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series B Preferred Stock. Nothing herein shall be construed to give any holder of shares of Series B Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of this paragraph 4 until holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

         Notwithstanding the foregoing, if the stock transfer books are closed on the date such shares are received by the Transfer Agent, the conversion privilege shall be deemed to have been exercised, and the person or entity shall be treated as a record holder of shares of Common Stock, on the next succeeding date on which the transfer books are open. The Corporation shall not be required to deliver certificates for shares of its Common Stock or new certificates for unconverted shares of its Series B Preferred Stock while the stock transfer books for such respective classes of stock are duly closed for any purpose; but the right of surrendering shares of Series B Preferred Stock for conversion shall not be suspended during any period that the stock transfer books of either of such classes of stock are closed.

         Upon the conversion of any shares of Series B Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on shares of such stock or on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

         If the Corporation shall at any time be liquidated, dissolved or wound-up, the conversion privilege shall terminate at the close of business on the last business day next preceding the effective date of such liquidation, dissolution or winding-up.

         The Corporation shall not be required, in connection with any conversion of Series B Preferred Stock, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof, but in lieu thereof the Corporation may make a cash payment equal to such fraction multiplied by the value of the shares of Common Stock on the date the conversion right was triggered (based upon the market price or, if none, as determined by the Board of Directors).

         (c) The Conversion Rate shall be subject to adjustment from time to time as follows: In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series B Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then, in each such event, the Conversion Rate shall be adjusted proportionately so that the holders of Series B Preferred Stock shall be entitled to



                                  Exhibit 10.2
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receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion pursuant to this paragraph 4(c) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

         (d) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion or change of the outstanding shares of Common Stock), then immediately before the effective date of such merger or consolidation, the shares shall automatically be converted into shares of the Corporation's Common Stock so that holders of the Series B Preferred shall receive in such consolidation or merger the same consideration that holders of the Corporation's Common Stock would receive.

         (e) Whenever the number of shares to be issued upon conversion of the Series B Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series B Preferred Stock and the Common Stock; and the Corporation shall mail to each holder of record of Series B Preferred Stock notice of such adjusted conversion price.

         (f)   In case at any time the Corporation shall propose:

               (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

               (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

               (iii) any capital reorganization or reclassification of its shares, or the consolidation or merger of the Corporation with another corporation; or

               (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (B) such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series B Preferred Stock and for the Common Stock and to the holders of record of the Series B Preferred Stock.



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         (g) So long as any shares of Series B Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

         (h) The term "Common Stock" as used in this paragraph 4 shall mean Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class, other securities and/or property into which the shares of Series B Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

         (i) The Corporation shall pay the amount of any and all issue taxes which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series B Preferred Stock, but all transfer taxes that may be payable in respect of any change of ownership of Series B Preferred Stock, or any rights represented thereby, or of stock receivable upon conversion thereof, shall be paid by the person or persons surrendering such stock for conversion.

         5. Voting Rights.

         Except as required by applicable law, shares of Series B Preferred Stock shall not entitle its holder to any voting rights, but such holder shall be entitled to a notice of any stockholders' meeting in accordance with the By-laws of the Corporation.




                                  Exhibit 10.2
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         6. Status of Converted or Redeemed Stock.

         In case any shares of Series B Preferred Stock shall be converted pursuant to paragraph 4 hereof, or otherwise repurchased or reacquired, the shares so redeemed, converted or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B Preferred Stock.

Signed on this 1st day of November, 2002.

                                        SCORE ONE, INC.


                                        By: /s/ Wing-Cheong Ho
                                            -----------------------------
                                        Name:  Wing-Cheong Ho
                                        Title: Director




                                  Exhibit 10.2
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